UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2023
______________________
RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 7, 2023, RingCentral, Inc. (the “Company”) announced that the Company has appointed Tarek Robbiati, a member of the Company’s board of directors (the “Board”), to succeed Vladimir Shmunis as the Company’s Chief Executive Officer effective August 28, 2023 (the “Effective Date”). Mr. Robbiati will remain a member of the Board but will no longer serve on its audit or compensation committees. Additionally, the Company has appointed Mr. Shmunis as Executive Chairman of the Board, effective as of the Effective Date.
Tarek Robbiati, 58, has served on the Board since December 2022. Mr. Robbiati has served as Executive Vice President, Chief Financial Officer of Hewlett Packard Enterprise Co. (“HPE”) since September 2018. Before joining HPE, Mr. Robbiati served as Chief Financial Officer of Sprint Corporation from August 2015 to February 2018. Prior to that, Mr. Robbiati served as Chief Executive Officer and Managing Director of FlexiGroup Limited in Australia from January 2013 to August 2015. He previously served as Group Managing Director and President of Telstra International Group in Hong Kong and Executive Chairman of Hong Kong CSL Limited from December 2009 to December 2012, and as Chief Executive Officer of Hong Kong CSL Limited from July 2007 to May 2010. He holds a Baccaleaureat C, Terminale C from Lycée Chateaubriand Rome, a Master of Science Nuclear Physics and Electronics from École nationale superieure d’ingenieurs de Caen (ENSICAEN), a Master of Science Business Administration from IAE Caen and a Master of Business Administration from the London Business School.
In connection with his appointment as Chief Executive Officer, the Company and Mr. Robbiati entered into an offer letter on August 2, 2023 (the “Offer Letter”). The Offer Letter does not have a specific term and provides that Mr. Robbiati will be an at-will employee.
Pursuant to the Offer Letter, Mr. Robbiati will be entitled to an initial annualized base salary of $850,000 and a quarterly management-by-objective bonus (“MBO”) opportunity equal to 100% of Mr. Robbiati’s quarterly base salary, subject to the terms of the Company’s Executive Incentive Plan.
The Offer Letter provides for an initial grant of time-based RSUs covering shares of the Company’s Class A common stock having an initial value of $8,000,000 (the “Initial Time-Based RSUs”). The Initial Time-Based RSUs will vest as to 1/16th of the RSUs on each quarterly vesting date beginning on November 20, 2023 over a four-year period, provided Mr. Robbiati remains a service provider of the Company through each applicable vesting date. The Offer Letter also provides for an initial grant of performance-based RSUs covering shares of the Company’s Class A common stock having an initial value of $8,000,000 (the “Initial Performance-Based RSUs”). The Initial Performance-Based RSUs will vest as to 1/3rd of the RSUs on February 20th of each of 2025, 2026, and 2027, with all vesting contingent on the Company achieving performance-based metrics determined by the Board or the Compensation Committee of the Board and provided Mr. Robbiati remains a service provider of the Company through each applicable vesting date.
Additionally, because Mr. Robbiati forfeited substantial unvested equity awards at his prior employer as a result of his resignation to become the Company’s Chief Executive Officer, the Offer Letter provides for two additional equity awards. Mr. Robbiati is entitled to a grant of time-based RSUs covering shares of the Company’s Class A common stock having an initial value of $9,000,000 (the “Buyout Time-Based RSUs”). The Buyout Time-Based RSUs will vest as to 1/8th of the RSUs on each quarterly vesting date beginning on November 20, 2023 over a two-year period, provided Mr. Robbiati remains a service provider of the Company through each applicable vesting date. Mr. Robbiati is also entitled to a grant of performance-based RSUs covering shares of the Company’s Class A common stock having an initial value of $9,000,000 (the “Buyout Performance-Based RSUs”). The Buyout Performance-Based RSUs will vest as to 2/8th of the RSUs on February 20, 2024, 4/8th of the RSUs on February 20, 2025, and 2/8th of the RSUs on February 20, 2026, in each case contingent on the Company achieving the performance objectives established for such PSUs, and provided Mr. Robbiati remains a service provider of the Company through each applicable vesting date.
The Initial Time-Based RSUs, Initial Performance-Based RSUs, Buyout Time-Based RSUs, and Buyout Performance-Based RSUs (the “Equity Grants”) are all subject to the terms of the Company’s 2013 Equity Incentive Plan. The actual number of RSUs granted under each of the Equity Grants will equal the initial value of each Equity Grant divided by the average closing price of a share of the Company’s Class A common stock (as quoted on the New York Stock Exchange) during the trading days that occurred in July 2023.
Mr. Robbiati will also be entitled to protections under the Company’s Change of Control and Severance Policy (the “Severance Policy”) on the conditions set forth in the Severance Policy. Under the Severance Policy, if Mr. Robbiati’s employment with the

Company is terminated other than for cause, death or Disability (as defined in the Severance Policy) or if he resigns for Good Reason (as defined in the Severance Policy) on or within 3 months before or 12 months following a change of control (the change in control period), then he may be eligible to receive the following severance benefits.
•A salary severance payment of 18 months of his applicable annual base salary.
•A bonus severance payment equal to 150% of his annual target bonus.
•100% of his outstanding equity awards will vest and, to the extent applicable, become immediately exercisable.
•Payment or reimbursement of continued health coverage under COBRA for a period of up to 18 months.
Further, under the Severance Policy, if the Company terminates Mr. Robbiati’s employment other than for cause, death or Disability or such he resigns for Good Reason at any time other than during the change in control period, then he may be eligible to receive the following severance benefits, less applicable tax withholdings:
•Continued payments totaling 12 months of his applicable annual base salary over a period of 12 months.
•1 year of vesting for his outstanding equity awards.
•Payment or reimbursement of continued health coverage under COBRA for a period of up to 12 months.
The Offer Letter also provides for a sign-on bonus (“Sign-On Bonus”) in the aggregate amount of $3,000,000, with $1,000,000 to be paid within 30 days of the Effective Date and $2,000,000 to be paid no later than March 15, 2024. In the event that Mr. Robbiati is terminated by the Company for Cause (as defined in the Severance Policy), but not for death or Disability (as defined in the Severance Policy) or Mr. Robbiati voluntarily resigns from the Company without Good Reason, in either case, within two years of the Effective Date, Mr. Robbiati will reimburse the Company for the total gross amount of the Sign-On Bonus actually received within 120 days following the employment termination date.
The foregoing description of Mr. Robbiati’s compensation, terms and conditions of his employment and treatment of Mr. Robbiati’s compensation upon certain termination of his employment under certain circumstances is qualified in its entirety by (i) the full text of the Offer Letter, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023, and (ii) the Severance Policy, which will also be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.
The Company entered into its standard form of indemnification agreement with Mr. Robbiati when he joined the Board and the agreement will continue to cover him in connection with his service as Chief Executive Officer, a copy of which is filed as Exhibit 10.8 of the Company’s Annual Report on Form 10-K filed on February 23, 2023.
Other than the indemnification agreement described in the preceding sentence, Mr. Robbiati has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Robbiati and any other persons pursuant to which Mr. Robbiati was appointed as Chief Executive Officer, and there are no family relationships between Mr. Robbiati and any director or executive officer of the Company.
A copy of the press release issued by the Company on August 7, 2023 announcing Mr. Robbiati’s appointment as Chief Executive Officer and Mr. Shmunis’ appointment as Executive Chairman of the Board is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
99.1	Press release of RingCentral, Inc. dated August 7, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 7, 2023

RINGCENTRAL, INC.

By:	/s/ John Marlow
Name:	John Marlow
Title:	Chief Administrative Officer and General Counsel